                                REVOLVING CREDIT
                                    AGREEMENT



                            DATED as of July 30, 1998



                                      among



                                 TRANSPRO, INC.



                       ALLEN HEAT TRANSFER PRODUCTS, INC.



                                  AHTP II, INC.



                              EI ACQUISITION CORP.



                                GO/DAN INDUSTRIES
                                  as Borrowers



                                       and



                     CERTAIN LENDING INSTITUTIONS, as Banks



                           BANKBOSTON, N.A., as Agent

                                TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION.  .......................................................1
         1.1.  Definitions.  ........................................................................1
         1.2.  Rules of Interpretation.  ............................................................24
2.  THE REVOLVING CREDIT FACILITY.  .................................................................26
         2.1.  Commitment to Lend.  .................................................................26
         2.2.  Commitment Fee.  .....................................................................26
         2.3.  Reduction of Total Commitment.  ......................................................27
                  2.3.1.  Optional Reduction of Total Commitment.  ..................................27
                  2.3.2.  Mandatory Reduction of Total Commitment.   ................................27
         2.4.  The Notes.  ..........................................................................28
         2.5.  Interest on Loans.  ..................................................................28
         2.6.  Requests for Loans.  .................................................................29
                  2.6.1.  General.  .................................................................29
                  2.6.2.  Swing Line.  ..............................................................29
         2.7.  Conversion Options.  .................................................................30
                  2.7.1.  Conversion to Different Type of Loan.  ....................................30
                  2.7.2.  Continuation of Type of Loan.  ............................................31
                  2.7.3.  Eurodollar Rate Loans.  ...................................................31
         2.8.  Funds for Loan.  .....................................................................31
                  2.8.1.  Funding Procedures.  ......................................................31
                  2.8.2.  Advances by Agent.  .......................................................32
         2.9.  Change in Borrowing Base.  ...........................................................32
         2.10.  Settlements.  .......................................................................33
                  2.10.1.  General.  ................................................................33
                  2.10.2.  Failure to Make Funds Available.  ........................................34
                  2.10.3.  No Effect on Other Banks.  ...............................................34
3.  REPAYMENT OF THE LOANS.  ........................................................................34
         3.1.  Maturity.  ...........................................................................34
         3.2.  Mandatory Repayments of Revolving Credit Loans.  .....................................35
         3.3.  Optional Repayments of Loans.  .......................................................35
4.  LETTERS OF CREDIT.  .............................................................................36
         4.1.  Letter of Credit Commitments..........................................................36
                  4.1.1.  Commitment to Issue Letters of Credit.  ...................................36
                  4.1.2.  Letter of Credit Applications.  ...........................................36
                  4.1.3.  Terms of Letters of Credit.  ..............................................37
                  4.1.4.  Reimbursement Obligations of Banks.  ......................................37
                  4.1.5.  Participations of Banks.  .................................................37
                  4.1.6.  Notice to Agent.  .........................................................37
         4.2.  Reimbursement Obligation of the Borrowers.  ..........................................37
         4.3.  Letter of Credit Payments.  ..........................................................38
         4.4.  Obligations Absolute.  ...............................................................39
         4.5.  Reliance by Issuer.  .................................................................40

         4.6.  Letter of Credit Fee.  ...............................................................40
         4.7.  Existing Letters of Credit.  .........................................................41
5.  CERTAIN GENERAL PROVISIONS.  ....................................................................41
         5.1.  Closing Fee.  ........................................................................41
         5.2.  Agent and Arranger Fees.  ............................................................41
         5.3.  Funds for Payments.  .................................................................41
                  5.3.1.  Payments to Agent.  .......................................................41
                  5.3.2.  No Offset, etc.  ..........................................................41
         5.4.  Computations.  .......................................................................42
         5.5.  Inability to Determine Eurodollar Rate.  .............................................42
         5.6.  Illegality.  .........................................................................43
         5.7.  Additional Costs, etc.  ..............................................................43
         5.8.  Capital Adequacy.  ...................................................................45
         5.9.  Certificate.  ........................................................................46
         5.10.  Indemnity.  .........................................................................46
         5.11.  Interest After Default.  ............................................................47
                  5.11.1.  Overdue Amounts.  ........................................................47
                  5.11.2.  Amounts Not Overdue.  ....................................................47
         5.12.  Joint and Several Liability of the Borrower.  .......................................47
6.  COLLATERAL SECURITY.  ...........................................................................51
         6.1.  Security of Borrowers.  ..............................................................51
         6.2.  Release of Security.  ................................................................51
7.  REPRESENTATIONS AND WARRANTIES.  ................................................................52
         7.1.  Corporate Authority.  ................................................................52
                  7.1.1.  Incorporation; Good Standing.  ............................................52
                  7.1.2.  Authorization.  ...........................................................52
                  7.1.3.  Enforceability.  ..........................................................53
         7.2.  Governmental Approvals.  .............................................................53
         7.3.  Title to Properties; Leases.  ........................................................53
         7.4.  Financial Statements and Projections.  ...............................................53
                  7.4.1.  Fiscal Year.  .............................................................53
                  7.4.2.  Financial Statements.  ....................................................54
                  7.4.3.  Projections.  .............................................................54
         7.5.  No Material Changes, etc.  ...........................................................55
         7.6.  Franchises, Patents, Copyrights, etc.  ...............................................55
         7.7.  Litigation.  .........................................................................55
         7.8.  No Materially Adverse Contracts, etc.  ...............................................55
         7.9.  Compliance with Other Instruments, Laws, etc.  .......................................56
         7.10.  Tax Status.  ........................................................................56
         7.11.  No Event of Default.  ...............................................................56
         7.12.  Holding Company and Investment Company Acts.  .......................................56
         7.13.  Absence of Financing Statements, etc.  ..............................................57
         7.14.  Perfection of Security Interest.  ...................................................57
         7.15.  Certain Transactions.  ..............................................................57
         7.16.  Employee Benefit Plans.  ............................................................57

                  7.16.1.  In General.  .............................................................57
                  7.16.2.  Terminability of Welfare Plans.  .........................................58
                  7.16.3.  Guaranteed Pension Plans.  ...............................................58
                  7.16.4.  Multiemployer Plans.  ....................................................59
         7.17.  Regulations U and X.  ...............................................................59
         7.18.  Environmental Compliance.  ..........................................................59
         7.19.  Subsidiaries, etc.  .................................................................61
         7.20.  Bank Accounts.  .....................................................................61
         7.21.  Year 2000 Problem.  .................................................................61
         7.22.  Disclosure.  ........................................................................61
         7.23.  Use of Proceeds.  ...................................................................62
         7.24.  Ineligible Securities.  .............................................................62
8.  AFFIRMATIVE COVENANTS OF THE BORROWER.  .........................................................62
         8.1.  Punctual Payment.  ...................................................................62
         8.2.  Maintenance of Office.  ..............................................................62
         8.3.  Records and Accounts.  ...............................................................63
         8.4.  Financial Statements, Certificates and Information.  .................................63
         8.5.  Notices.  ............................................................................65
                  8.5.1.  Defaults.  ................................................................65
                  8.5.2.  Environmental Events.  ....................................................66
                  8.5.3.  Notification of Claim against Collateral.  ................................66
                  8.5.4.  Notice of Litigation and Judgments.  ......................................66
         8.6.  Corporate Existence; Maintenance of Properties.  .....................................67
         8.7.  Insurance.  ..........................................................................67
         8.8.  Taxes.  ..............................................................................67
         8.9.  Inspection of Properties and Books, etc.  ............................................68
                  8.9.1.  General.  .................................................................68
                  8.9.2.  Collateral Reports.  ......................................................68
                  8.9.3.  Appraisals.  ..............................................................68
                  8.9.4.  Environmental Assessments.  ...............................................69
                  8.9.5.  Communications with Accountants.  .........................................70
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ............................71
         8.11.  Employee Benefit Plans.  ............................................................71
         8.12.  Use of Proceeds.  ...................................................................71
         8.13.  Additional Mortgaged Property. ......................................................71
         8.14.  Bank Accounts.  .....................................................................72
         8.15.  EVAP Acquisition.  ..................................................................72
         8.16.  Further Assurances.  ................................................................73
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ....................................................73
         9.1.  Restrictions on Indebtedness.  .......................................................73
         9.2.  Restrictions on Liens.  ..............................................................74
         9.3.  Restrictions on Investments.  ........................................................76
         9.4.  Distributions.  ......................................................................77
         9.5.  Merger, Consolidation and Disposition of Assets.  ....................................77

                  9.5.1.  Mergers and Acquisitions.  ................................................77
                  9.5.2.  Disposition of Assets.  ...................................................78
         9.6.  Sale and Leaseback.  .................................................................79
         9.7.  Compliance with Environmental Laws.  .................................................79
         9.8.  Employee Benefit Plans.  .............................................................79
         9.9.  Business Activities.  ................................................................80
         9.10.  Fiscal Year.  .......................................................................80
         9.11.  Transactions with Affiliates.  ......................................................80
         9.12.  Bank Accounts.  .....................................................................80
10.  FINANCIAL COVENANTS OF THE BORROWER.  ..........................................................81
         10.1.  Leverage Ratio.  ....................................................................81
         10.2.  Interest Coverage Ratio.  ...........................................................81
         10.3.  Capital Expenditures.  ..............................................................82
         10.4.  Liabilities to Worth Ratio.  ........................................................82
         10.5.  Consolidated Tangible Net Worth.  ...................................................82
11.  CLOSING CONDITIONS.  ...........................................................................82
         11.1.  Loan Documents.  ....................................................................82
         11.2.  Certified Copies of Charter Documents.  .............................................82
         11.3.  Corporate, Action.  .................................................................82
         11.4.  Incumbency Certificate.  ............................................................83
         11.5.  Validity of Liens.  .................................................................83
         11.6.  Perfection Certificates and UCC Search Results.  ....................................83
         11.7.  Taxes.  .............................................................................83
         11.8.  Title Insurance.  ...................................................................83
         11.9.  Landlord Consents.  .................................................................84
         11.10.  Certificates of Insurance.  ........................................................84
         11.11.  Borrowing Base Report.  ............................................................84
         11.12.  Accounts Receivable Aging Report.  .................................................84
         11.13.  Hazardous Waste Assessments.  ......................................................84
         11.14.  Solvency Certificate.  .............................................................84
         11.15.  Opinion of Counsel.  ...............................................................84
         11.16.  Payment of Fees.  ..................................................................85
         11.17.  Payoff Letter.  ....................................................................85
12.  CONDITIONS TO ALL BORROWINGS.  .................................................................85
         12.1.  Representations True; No Event of Default.  .........................................85
         12.2.  No Legal Impediment.  ...............................................................86
         12.3.  Governmental Regulation.  ...........................................................86
         12.4.  Proceedings and Documents.  .........................................................86
         12.5.  Borrowing Base Report.  .............................................................86
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................................................86
         13.1.  Events of Default and Acceleration.  ................................................86
         13.2.  Termination of Commitments.  ........................................................90
         13.3.  Remedies.  ..........................................................................91
         13.4.  Distribution of Collateral Proceeds.  ...............................................91
14.  SETOFF.  .......................................................................................92

15.  THE AGENT.  ....................................................................................93
         15.1.  Authorization.  .....................................................................93
         15.2.  Employees and Agents.  ..............................................................94
         15.3.  No Liability.  ......................................................................94
         15.4.  No Representations.  ................................................................94
                  15.4.1.  General.  ................................................................94
                  15.4.2.  Closing Documentation, etc.  .............................................95
         15.5.  Payments.  ..........................................................................95
                  15.5.1.  Payments to Agent.  ......................................................95
                  15.5.2.  Distribution by Agent.  ..................................................95
                  15.5.3.  Delinquent Banks.  .......................................................96
         15.6.  Holders of Notes.  ..................................................................96
         15.7.  Indemnity.  .........................................................................97
         15.8.  Agent as Bank.  .....................................................................97
         15.9.  Resignation.  .......................................................................97
         15.10.  Notification of Defaults and Events of Default.  ...................................97
         15.11.  Duties in the Case of Enforcement.  ................................................98
16.  EXPENSES AND INDEMNIFICATION.  .................................................................98
         16.1.  Expenses.  ..........................................................................98
         16.2.  Indemnification.  ...................................................................99
         16.3.  Survival.  ..........................................................................100
17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.  ................................................100
         17.1.  Sharing of Information with Section 20 Subsidiary.  .................................100
         17.2.  Confidentiality.  ...................................................................100
         17.3.  Prior Notification.  ................................................................101
         17.4.  Other.  .............................................................................101
18.  SURVIVAL OF COVENANTS, ETC.  ...................................................................101
19.  ASSIGNMENT AND PARTICIPATION.  .................................................................102
         19.1.  Conditions to Assignment by Banks.  .................................................102
         19.2.  Certain Representations and Warranties; Limitations; Covenants.  ....................103
         19.3.  Register.  ..........................................................................104
         19.4.  New Notes.  .........................................................................104
         19.5.  Participations.  ....................................................................105
         19.6.  Disclosure.  ........................................................................105
         19.7.  Assignee or Participant Affiliated with the Borrower.  ..............................105
         19.8.  Miscellaneous Assignment Provisions.  ...............................................106
         19.9.  Assignment by Borrowers.  ...........................................................107
20.  NOTICES, ETC.  .................................................................................107
21.  GOVERNING LAW.  ................................................................................107
22.  HEADINGS.  .....................................................................................108
23.  COUNTERPARTS.  .................................................................................108
24.  ENTIRE AGREEMENT, ETC.  ........................................................................108
25.  WAIVER OF JURY TRIAL.  .........................................................................108

26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................................................109
27.  SEVERABILITY.  .................................................................................110

                             EXHIBITS AND SCHEDULES



                  Exhibit A                 Form of Borrowing Base
                  Exhibit B                 Form of Revolving Credit Note
                  Exhibit C                 Form of Loan Request
                  Exhibit D                 Form of Compliance Certificate
                  Exhibit E                 Form of Assignment and Acceptance

                  Schedule 1                Banks; Commitments;
                                              Commitment Percentages
                  Schedule 4.7              Existing Letters of Credit
                  Schedule 7.3              Title to Properties
                  Schedule 7.7              Litigation
                  Schedule 7.18             Environmental Matters
                  Schedule 7.20             Bank Accounts
                  Schedule 9.1              Existing Indebtedness
                  Schedule 9.2              Existing Liens
                  Schedule 9.3              Existing Investments

         This REVOLVING CREDIT AGREEMENT is made as of July 30, 1998, by and among (a) TRANSPRO, INC. (the "Parent"), a Delaware corporation having its principal place of business at 100 Gando Drive, New Haven, Connecticut, ALLEN HEAT TRANSFER PRODUCTS, INC. ("AHTP"), a Delaware corporation having its principal place of business at 100 Gando Drive, New Haven, Connecticut 06513, AHTP II, INC. ("AHTP II"), a Delaware corporation having its principal place of business at 100 Gando Drive, New Haven, Connecticut 06513, GO/DAN INDUSTRIES ("GDI"), a New York general partnership having its principal place of business at 100 Gando Drive, New Haven, Connecticut 06513 and EI ACQUISITION CORP. ("EI"), a Texas corporation having its principal place of business at 100 Gando Drive, New Haven, Connecticut 06513 (Parent, AHTP, AHTP II, GDI and EI are each a "Borrower" and are collectively the "Borrowers"), and (b) BANKBOSTON, N.A., a national banking association and the other lending institutions listed on
Schedule 1 and (c) BANKBOSTON, N.A. as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of any of the Borrowers and Crown Canada to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of any of the Borrowers and Crown Canada to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Adjustment Date. Each date which is the first day of the month immediately following the month in which the Borrowers' quarterly unaudited financial statements and related Compliance Certificate are required to be delivered by the Borrowers pursuant to Section 8.4(b) and Section 8.4(d), respectively.

         Affiliate. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

         Agency Account Agreement.  See Section 8.14.1.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may by notice in writing designate from time to time.

         Agent. BankBoston, N.A. acting as agent for the Banks and any predecessor in such capacity.

         Agent Fee Letter. The letter agreement regarding fees, dated or to be dated on or prior to the Closing Date, among the Borrowers, the Agent and the Arranger and in form and substance satisfactory to the Agent and the Arranger.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin or rate (in each case per annum) set forth below based on the range into which the Leverage Ratio then falls in accordance with the following table, as determined as of the end of and for the period of four consecutive fiscal quarters of the Borrowers ending immediately prior to the applicable Rate Adjustment Period and pertaining to such Adjustment Date:


                                          Applicable         Applicable Base           Commitment
                      Leverage            Eurodollar           Rate Margin                 Fee
     Level              Ratio               Margin
     I           greater than or           2.000%               0.250%                   0.375%
                 equal to 3.75 to
                 1.00

     II          less than 3.75 to         1.750%               0.00%                    0.375%
                 1.00 but greater
                 than or equal to
                 3.50 to 1.00

     III         less than 3.50 to         1.500%               0.00%                    0.250%
                 1.00 but greater
                 than or equal to
                 3.00 to 1.00

     IV          less than 3.00 to         1.250%               0.00%                    0.250%
                 1.00 but greater
                 than or equal to
                 2.50 to 1.00

     V           less than 2.50 to         1.000%               0.00%                    0.250%
                 1.00 but greater
                 than or equal to
                 2.00 to 1.00

     VI          less than 2.00 to         0.750%               0.00%                    0.250%
                 1.00

         Notwithstanding the foregoing, for Loans outstanding, Letter of Credit Fees and commitment fees payable during the Rate Adjustment Period commencing on the Closing Date through the Adjustment Date following the receipt of the Compliance Certificate for the June 30, 1998 reporting period, the Applicable Margin shall be set at Level I. From the Adjustment Date following receipt of the Compliance Certificate for June 30, 1998 until the Adjustment Date following the receipt of the Compliance Certificate for the December 31, 1998 reporting period, the Applicable Margin shall be no lower than the Level determined by the Banks based on the June 30, 1998 Compliance Certificate.

         Arranger. BancBoston Securities Inc., in its capacity as exclusive syndication agent and arranger for the credit facility provided hereunder.

         Assignment and Acceptance.  See Section 19.1.

         Balance Sheet Date.  December 31, 1997.

         Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         BKB. BankBoston, N.A., a national banking association, in its individual capacity.

         Borrowers. As defined in the preamble hereto.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Agent pursuant to Section 8.4(f) and the most recent appraisal of the Eligible Fixed Assets delivered to the Banks and the Agent pursuant to
Section 8.4(h), as adjusted pursuant to the provisions below, which is equal to the sum of:

                  (a) 80% of Crown, Crown Canada and G&O Eligible Accounts Receivable for which invoices have been issued and are payable; plus

                  (b) 75% of GDI Eligible Accounts Receivable for which invoices have been issued and are payable; plus

                  (c) EVAP Determined Eligible Accounts Receivable Percentage for EVAP Eligible Accounts Receivable which invoices have been issued and are payable; plus

                  (d) 25% of the Net Book Value of Crown and G&O Eligible Inventory; plus

                  (e) 50% of the Net Book Value of GDI Eligible Inventory; plus

                  (f) EVAP Determined Eligible Inventory Percentage of EVAP Eligible Inventory; plus

                  (g) the lesser of (i) $10,000,000; provided, however, such amount shall be reduced by $1,000,000 on each anniversary of the Closing Date, and (ii) the Determined Value; minus

                  (h) Reserves; minus

                  (i) Environmental Liabilities.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Parent and in substantially the form of Exhibit A hereto or as such form is modified by the Agent to more accurately reflect the component parts of the Borrowing Base pursuant to Section 2.9.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business other than a Saturday, a Sunday or a legal holiday and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Canadian Security Documents. The Security Agreement, dated or to be dated on or prior to the Closing Date, between Crown Canada and the Agent and the other documents executed in connection therewith, each in form and substance satisfactory to the Agent.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or Indebtedness incurred by any of the Borrowers or their Subsidiaries in connection with (i) the purchase or lease by any of the Borrowers or their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (ii) the lease of any assets by any of the Borrowers or their Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

         Capitalized Leases. Leases under which any of the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 7.18(a).

         Closing Date. The first date on which the conditions set forth in
Section 11 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code. The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrowers and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Collateral Release Date. See Section 6.2.

         Commitment. With respect to each Bank, the principal amount set forth on Schedule 1 hereto (or on the signature page of the Assignment and Acceptance by which it became a Bank) as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, each of the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks (subject to adjustment pursuant to any assignments made under Section 19 hereof), as from time to time modified pursuant to the provisions hereof.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated EBIT. Consolidated Net Income (or Deficit) of the Borrowers and their Subsidiaries for any period, before provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles; provided, however, for the fiscal periods ending June 30, 1998 and September 30, 1998, the calculations shall be annualized based on the Parent's fiscal period beginning January 1, 1998 and ending on such date.

         Consolidated EBITDA. For any period, an amount equal to the sum of (i) Consolidated EBIT for such period, plus (ii) depreciation and amortization for such period, determined in accordance with generally accepted accounting principles; provided, however, for the fiscal periods ending June 30, 1998 and September 30, 1998, the calculations shall be annualized based on the Parent's fiscal period beginning January 1, 1998 and ending on such date.

         Consolidated Funded Debt. For any period, the average outstanding amount of all liabilities of the Borrowers and their Subsidiaries for money borrowed (including without limitation obligations under Capitalized Leases).

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom (a) all extraordinary unusual or infrequently occurring items of income and (b) up to $1,000,000 per annum of extraordinary unusual or infrequently occurring items of loss.

         Consolidated Net Worth. As of any date of determination, the excess of Consolidated Total Assets over Consolidated Total Liabilities less, to the extent otherwise includable in the computations of Consolidated Net Worth, any equity subscriptions receivable.

         Consolidated Tangible Net Worth. As of any date of determination, the excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Borrowers and their Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrowers or their Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date (or with respect to assets acquired after the Closing Date, after the date of acquisition of such assets), determined in accordance with generally accepted accounting principles; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any equity subscriptions receivable.

         Consolidated Total Assets. As of any date of determination, all assets of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, determined in accordance with generally accepted accounting principles; provided, however, Consolidated Total Interest Expense shall only include expenses incurred by the Borrowers and their Subsidiaries in connection with the closing of this Agreement to the extent that they exceed $500,000; provided, further, Consolidated Total Interest Expense shall not include any accelerated interest expense incurred by the Borrower in connection with the termination of the Existing Facility.

         Consolidated Total Liabilities. As of any date of determination, all liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrowers and their Subsidiaries.

         Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Crown. The Crown division of the Parent.

         Crown Canada. Crown-VMS Canada Ltd., a corporation organized under the laws of Ontario and wholly owned subsidiary of the Parent.

         Default. See Section 13.1.

         Delinquent Bank. See Section 15.5.3.

         Depreciation Expense. The Borrowers' annual expenses for depreciation, determined on a consolidated basis in accordance with generally accepted accounting principles.

         Derivative Contracts. See part (ix) of the definition of Indebtedness.

         Determined Value. At the relevant time of reference thereto, the lesser of (i) 50% of the net book value of Eligible Fixed Assets, determined in accordance with generally accepted accounting principles, and (ii) 75% of the sum of (A) the appraised value of Eligible Fixed Assets which constitute Real Estate on a fair market basis and (B) the appraised value of Eligible Fixed Assets which constitute machinery and equipment on an orderly liquidation basis determined by the most recent appraisal thereof conducted by the Agent.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any of the Borrowers, other than dividends payable solely in shares of common stock of the Borrowers; the purchase, redemption, or other retirement of any shares of any class of capital stock of any of the Borrowers, directly or indirectly through a Subsidiary of the Borrowers or otherwise; the return of capital by any of the Borrowers to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrowers.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Loan is converted or continued in accordance with Section 2.7.

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrowers reasonably and in good faith determine to be collectible; (ii) that are with account debtors or other obligors that (A) are not Affiliates of any of the Borrowers, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Agent's reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) at all times prior to the Collateral Release Date, in which the Agent has a valid and perfected first priority security interest; (vi) that are not outstanding for more than sixty (60) days past the due date of the respective original invoices thereof; (vii) that are payable in Dollars; (viii) that are not payable from an office outside of the United States; provided, however, Eligible Accounts Receivable may include up to $1,000,000 of Accounts Receivable payable from account debtors located in the United Kingdom and the Dominion of Canada; and (ix) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit. Notwithstanding the foregoing, the Agent shall have the right to impose additional eligibility criteria for Eligible Accounts Receivable of EVAP based upon the EVAP Exam.

         Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OED"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OED; (iv) the central bank of any country which is a member of the OED; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld. In addition, those institutions set forth in (i)-(iv) above shall also have the capability to fund Loans at the interest rates provided in this Credit Agreement.

         Eligible Fixed Assets. Those fixed assets (excluding all leaseholds) owned by any of the Borrowers or any of their Subsidiaries (other than EVAP until the EVAP Exam Date) at the relevant time of reference thereto and which are properly insured in accordance with the provisions of Section 8.7 and prior to the Collateral Release Date, as to which the Agent has a perfected first priority lien.

         Eligible Inventory. With respect to any of the Borrowers', finished goods, work in progress and raw materials and component parts inventory owned by such Borrower, other than shop supplies and packaging supplies; provided that Eligible Inventory shall not include any inventory (i) held on consignment to the Borrowers, or not otherwise owned by such Borrower, or of a type no longer sold by such Borrower, (ii) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of such Borrower unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent, (iv) which is held by such Borrower on property leased by any Borrower, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, (v) at all times prior to the Collateral Release Date, as to which appropriate Uniform Commercial Code financing statements showing such Borrower as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (vi) which has been shipped to a customer of such Borrower regardless of whether such shipment is on a consignment basis, (vii) which is not located within the United States of America, provided, however, Eligible Inventory may include up to $2,500,000 of inventory located in Mexico, (viii) which is slow moving, obsolete or revalued inventory, or (ix) which the Agent reasonably deems to be not marketable. Notwithstanding the foregoing, the Agent shall have the right to impose additional eligibility criteria for Eligible Inventory of EVAP based upon the EVAP Exam.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by any of the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws. See Section 7.18(a).

         Environmental Liabilities. The sum total of the cost estimates required pursuant to Section 8.9.4(c)

         EPA. See Section 7.18(b).

         Equity Securities. With respect to the Borrowers, all equity securities of the Borrowers, including any (a) common or preferred stock, (b) limited or general partnership interests, (c) membership interests or limited liability company units, (d) options, warrants, or other rights to purchase or acquire any equity security, or (e) securities convertible into any equity security.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

         EVAP. EI at all times following the EVAP Acquisition.

         EVAP Acquisition. The merger of EVAP Target with and into EI for a consideration to the shareholders of EVAP Target not to exceed $9,750,000, of which the cash portion thereof shall not exceed $3,000,000 on the closing of the acquisition with up to an additional

$1,000,000 at some point not less than two (2) years after the closing of such acquisition.

         EVAP Determined Eligible Accounts Receivable Percentage. Zero percent (0%) until the EVAP Exam Date and at all times thereafter a percentage to be determined by the Agent.

         EVAP Determined Eligible Inventory Percentage. Zero percent (0%) until the EVAP Exam Date and at all times thereafter a percentage to be determined by the Agent.

         EVAP Exam. A commercial finance exam and review of the assets of EVAP conducted by the Agent.

         EVAP Exam Date. The date on which the EVAP Exam is completed to the satisfaction of the Agent.

         EVAP Target. EVAP Inc., a Texas corporation.

         Event of Default. See Section 13.1.

         Existing Facility. The existing loan facility pursuant to the Revolving Credit and Term Loan Agreement, dated as of September 18, 1995, between the Borrowers and the Banks.

         Fee Letter(s). The letter agreements regarding fees, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Banks and in form and substance satisfactory to the Banks.

         G&O. The G&O Division of the Parent.

         generally accepted accounting principles. (i) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GO/DAN Mexico. GO/DAN de Mexico, S.A. de C.V., a corporation organized under the laws of the United Mexican States and a subsidiary of the Parent.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor(s). GO/DAN Mexico, Radiadores and Crown Canada.

         Guaranty. A Guaranty, made by a Subsidiary of a Borrower in favor of the Banks and the Agent pursuant to which such Subsidiary of the Borrower guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Agent.

         Hazardous Substances. See Section 7.18(b).

         Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i) every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices ("Derivative Contracts"),

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         Interest Coverage Ratio. For any period, the ratio of (i) Consolidated EBIT to (ii) Consolidated Total Interest Expense.

         Interest Payment Date. (i) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrowers shall fail to give notice as provided in
         Section 2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

            (e) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

   Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

            Letter of Credit. See Section 4.1.1.

            Letter of Credit Application. See Section 4.6.

            Letter of Credit Banks. The Agent, The First National Bank of Chicago and The Bank of New York.

            Letter of Credit Fee. See Section 4.1.1.

            Letter of Credit Participation. See Section 4.1.4.

            Leverage Ratio. For any period, the ratio of (i) Consolidated Funded Debt during such period to (ii) Consolidated EBITDA for such period.

         Loan Documents. This Credit Agreement, the Fee Letter, the Notes, the Letter of Credit Applications, the Letters of Credit, each Guaranty and the Security Documents, and all other documents, agreements and/or certificates executed and/or delivered pursuant hereto or thereto.

         Loan Request. See Section 2.6.

         Loans. The revolving credit loans made or to be made by the Banks to the Borrowers pursuant to Subsection 2.8.

         Local Accounts. Depository accounts of the Borrowers in which proceeds of Collateral are held.

         Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

         Maturity Date. July 1, 2003.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Mexican Security Documents. The Mercantile Pledge Agreements, Gratuitous Bailment Agreements and Guaranty, each dated or to be dated on or prior to the Closing Date, between GO/DAN Mexico and the Agent and Radiadores and the Agent and each in form and substance satisfactory to the Banks and the Agent.

         Mortgaged Property.  Any Real Estate which is subject to any Mortgage.

         Mortgages. The several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date, from the Borrowers and their Subsidiaries to the Agent with respect to the fee and leasehold interests of the Borrowers and their Subsidiaries in the Real Estate and in form and substance satisfactory to the Banks and the Agent.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         Net Book Value. At the relevant time of reference thereto, the net book value of Eligible Inventory determined on a first-in first-out basis and at lower of cost or market.

         Net Cash Proceeds. All net proceeds received by the Borrowers in connection with (a) the disposition of assets (other than pursuant to Section 9.5.2(i)), after deduction of the out-of-pocket expenses of the disposition incurred by the Borrowers including any sales or transfer taxes incurred by the Borrowers in connection with such disposition, (b) any insured loss or casualty, after payment of reasonable expenses for the repair or replacement of the assets subject to such loss or casualty, (c) any tax refunds in excess of $100,000, and
(d) the incurrence of any Indebtedness after the date hereof with the prior written consent of the Majority Banks and the Agent which is not otherwise permitted under Subsection 9.1, after deduction of the out-of-pocket expenses incurred by the Borrowers in arranging for the provision of such Indebtedness.

         Net Equity Proceeds. All net proceeds received by the Borrowers in connection with any offering of Equity Securities of the Borrowers previously approved in writing by the Majority Banks and the Agent, after deduction of the customary expenses of the offering borne by the Borrowers, including underwriting discount and commissions.

         Notes. The revolving credit notes.

         Note Record. A Record with respect to a Note.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrowers and their Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or obligations under Derivative Contracts between the Borrowers and the Banks or other instruments at any time evidencing any thereof.

         Operating Account. See Section 2.6.2.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Partnership Pledge Agreement. The Collateral Assignment of Partnership Interests, dated or to be dated on or prior to the Closing Date, between GDI and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Radiadores. Radiadores GDI, S.A. de C.V., a corporation organized under the laws of the United States of Mexico and a subsidiary of the Parent.

         Rate Adjustment Period. See definition of Applicable Margin.

         RCRA. See Section 7.18(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or any of their Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank. The Agent.

         Register. See Section 19.3.

         Reimbursement Obligation. The Borrowers' joint and several obligation to reimburse the applicable Letter of Credit Bank on account of any drawing under Letter of Credit issued by it as provided in Section 4.2.

         Rental Obligations. All present or future obligations of any of the Borrowers or any of their Subsidiaries under any rental agreements or leases of real or personal property, other than (i) obligations that can be terminated by the giving of notice without liability to such Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (ii) obligations in respect of any Capitalized Leases or any synthetic leases referred to in clause (vi) of the definition of the term "Indebtedness".

         Reserves. As determined by the Agent, such amounts as the Agent may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks which do or may (i) adversely affect either (A) any Collateral, the rights of the Agent or any of the Banks in any Collateral or its value or (B) the security interest and other rights of the Agent or any of the Banks in the Collateral (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business or financial condition of any of the Borrowers or any of their Subsidiaries or (b) to reflect the belief of the Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrowers to the Agent or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect.

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrowers and their Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Security Agreement, the Mortgages, the Stock Pledge Agreements, the Partnership Pledge Agreement, the Canadian Security Documents, the Mexican Security Documents and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         Settlement. The making or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to such Bank's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         Settlement Amount. See Section 2.10.1.

         Settlement Date. (a) The Drawdown Date relating to any Loan Request,
(b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Agent, on any Business Day following a day on which the account officers of the Agent active upon the Borrowers' account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Loans outstanding from BKB plus BKB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date,
(f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Loans decreases and (ii) the amount of BKB's Loans outstanding equals zero Dollars ($0).

         Settling Bank. See Section 2.10.1.

         Stock Pledge Agreement(s). The Stock Pledge Agreements, dated or to be dated on or prior to the Closing Date, between (i) Parent, AHTP, AHTP II, Crown Canada and the Agent and (ii) GDI, GO/DAN Mexico, Radiadores and the Agent, both in form and substance satisfactory to the Banks and the Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Title Insurance Company. Lawyers Title Insurance Corporation.

         Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that any of the Borrowers or their Subsidiaries holds marketable fee simple or leasehold title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the applicable Letter of Credit Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan

         Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may on a joint and several basis borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrowers to the Agent given in accordance with
Section 2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 11 and Section 12, in the case of the initial Loans to be made on the Closing Date, and Section 12, in the case of all other Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate per annum equal to the Applicable Margin specified for the commitment fees herein multiplied by the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitment shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT.

                  2.3.1. OPTIONAL REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to permanently reduce by $1,000,000 or integral multiple of $500,000 or permanently terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                  2.3.2. MANDATORY REDUCTION OF TOTAL COMMITMENT. (a) Unless terminated earlier pursuant to the provisions of this Section 2.3, on each of the dates set forth in the table below (each such date being referred to as a "Reduction Date"), the Total Commitment shall be automatically reduced by the amount set forth opposite such date in the column headed "Reduction Amount" set forth below, as such Reduction Amount may be adjusted and in effect from time to time pursuant to this
         Section 2.3 whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages:

                    Reduction Date                      Reduction Amount
                    --------------                      ----------------
                  September 30, 1998                          $500,000
                  December 31, 1998                           $500,000
                  March 31, 1999                              $500,000
                  June 30, 1999                               $500,000
                  September 30, 1999                          $1,250,000
                  December 31, 1999                           $1,250,000
                  March 31, 2000                              $1,250,000
                  June 30, 2000                               $1,250,000
                  September 30, 2000                          $1,500,000
                  December 31, 2000                           $1,500,000
                  March 31, 2001                              $1,500,000
                  June 30, 2001                               $1,500,000
                  September 30, 2001                          $1,500,000
                  December 31, 2001                           $1,500,000
                  March 31, 2002                              $1,500,000

                  June 30, 2002                               $1,500,000
                  September 30, 2002                          $1,500,000
                  December 31, 2002                           $1,500,000
                  March 31, 2003                              $1,500,000
                  June 30, 2003                               $1,500,000

                  On each Reduction Date there shall become absolutely and unconditionally due and payable, and the Borrowers hereby absolutely and unconditionally, jointly and severally, promise to pay to the Agent for the account of the Banks, the amount by which the sum of the aggregate principal amount of all Loans outstanding plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceeds the Total Commitment after giving effect to the reduction of the Total Commitment as set forth herein. No reduction of the Total Commitment may be reinstated.

                  (b) The Total Commitment shall be automatically reduced in an amount equal to (i) one hundred percent (100%) of Net Cash Proceeds, and (ii) one hundred percent (100%) of Net Equity Proceeds, upon the realization of any such proceeds.

         2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

         2.5. INTEREST ON LOANS. Except as otherwise provided in Section 5.11,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin for Base Rate Loans.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans.

                  (c) The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR LOANS.

                  2.6.1. GENERAL. The Borrowers shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") by 11:00 a.m. (Boston time) (i) on or before the Business Day of the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof.

                  2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Loans to the Borrowers (i) by entry of credits to the Borrowers' account with the Agent designated by the Agent in its discretion for such purpose (collectively, the "Operating Accounts") to cover checks or other charges which the Borrowers have drawn or made against such account or (ii) in an amount as otherwise requested by the

        Borrowers. The Borrowers hereby request and authorize the Agent to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. Each of the Borrowers acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 11 (in the case of Loans made on the Closing Date) and Section 12 be satisfied. All actions taken by the Agent pursuant to the provisions of this
        Section 2.6.2 shall be conclusive and binding on the Borrowers and the Banks absent the Agent's gross negligence or willful misconduct. Loans made pursuant to this Section 2.6.2 shall be in an aggregate amount not to exceed $2,500,000, shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

        2.7. CONVERSION OPTIONS.

                 2.7.1. CONVERSION TO DIFFERENT TYPE OF LOAN. The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Agent prior written notice of such election on or before the Business Day of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in a minimum aggregate principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof. Each Conversion Request relating to the conversion of a Loan shall be irrevocable by the Borrowers.

                  2.7.2. CONTINUATION OF TYPE OF LOAN. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000.00. The Borrowers may not have more than three (3) Eurodollar Rate Loans outstanding at any time.

         2.8. FUNDS FOR LOAN.

                  2.8.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested

         Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

         2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 8.4(f)) by the Agent by reference to the Borrowing Base Report, commercial finance and collateral audit reports, and the appraisals of Eligible Fixed Assets delivered to the Banks and the Agent pursuant to Section 8.4(h) and other information obtained by or provided to the Agent. The Agent shall give the Borrowers written notice of any change in the Borrowing Base determined by the Agent. Without modifying the advance rate percentages, the Agent reserves the right to modify the methodology used for calculating the

Borrowing Base and the Borrowing Base Report to more accurately reflect the calculations of Eligible Accounts Receivable and Eligible Inventory. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective 5 days after its receipt by the Borrowers, in the case of any change in the general criteria for Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective upon its receipt by the Borrowers, and in the case of a change in the Borrowing Base resulting from a change in the Determined Value of Eligible Fixed Assets based upon the results of any such appraisal or reappraisal, such notice shall be effective 30 days after its receipt by the Borrowers. Prior to the time that such notice becomes effective the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

         2.10. SETTLEMENTS.

                  2.10.1. GENERAL. On each Settlement Date, the Agent shall, not later than 12:00 noon (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrowers of the respective outstanding amount of Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans or Base Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(ii)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (a "Settling Bank") shall pay to effect a Settlement of any Loan. A statement of the Agent submitted to the Banks and the Borrowers or to the Banks with respect to any amounts owing under this Section 2.10 shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.10 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this Section 2.10 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any of the Borrowers is a debtor prevents a Settling Bank from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Loans.

                  2.10.2. FAILURE TO MAKE FUNDS AVAILABLE. The Agent may, unless notified to the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Settling Bank makes available to the Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Settling Bank with respect to any amounts owing under this
         Section 2.10.2 shall be prima facie evidence of the amount due and owing to the Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Agent by such Settling Bank within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

                  2.10.3. NO EFFECT ON OTHER BANKS. The failure or refusal of any Settling Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other Settling Bank from its several obligations hereunder to make available to the Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

                           3. REPAYMENT OF THE LOANS.

         3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and fees thereon.

         3.2.  MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

                  (a) If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                  (b) The Borrowers shall prepay the Loans in the same order set forth in Section 3.2(a) in an amount equal to (i) one hundred percent (100%) of Net Cash Proceeds, and (ii) one hundred percent (100%) of Net Equity Proceeds, upon the realization of any such proceeds.

         3.3. OPTIONAL REPAYMENTS OF LOANS.

                  (a) The Borrowers shall have the right, at the Parent's election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, on the Business Day of the proposed prepayment irrevocable written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                  (b) Notwithstanding the foregoing, subject to the provisions of Section 2.5, the Agent may, in its sole discretion and without consulting with the Banks, allow the Borrower to repay the swing line Loans (i) from collections received by the Borrower, or (ii) in such other amounts requested by the Borrower.

                              4. LETTERS OF CREDIT.

         4.1. LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the applicable Letter of Credit Bank's customary form (a "Letter of Credit Application"), the Letter of Credit Banks, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrowers contained herein, agree, in their individual capacities, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Letter of Credit Banks; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000 at any one time and (b) the sum of (i) the Maximum

         Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base. Such request shall be made to the Agent, specifying the proposed Letter of Credit Bank and the Borrower for whose account the Letter of Credit is to be issued.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the applicable Letter of Credit Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is thirty (30) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) Business Days) prior to the Maturity Date other than Letters of Credit listed on Schedule 4.7 hereto. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent or circumstance whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse each Letter of Credit Bank on demand for the amount of each draft paid by such Letter of Credit Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such
         Bank).

                  4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 4.2 in an amount equal to such payment.

         Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

                  4.1.6. NOTICE TO AGENT. Prior to the Issuance of any Letter of Credit by a Letter of Credit Bank (other than the Agent) such Letter of Credit Bank shall inform the Agent of the details regarding such Letter of Credit and the Agent shall notify each Bank of the principal amount, the Letter of Credit number, the expiration date thereof and the amount of such Bank's participation therein.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Letter of Credit Banks to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the applicable Letter of Credit Bank or, with respect to each Letter of Credit issued, extended or renewed by such Letter of Credit Bank hereunder,

                  (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by any Letter of Credit Bank, or any Letter of Credit Bank otherwise makes a payment with respect thereto, (i) the amount paid by such Letter of Credit Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Letter of Credit Bank in connection with any payment made by such Letter of Credit Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Letter of Credit Banks, the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Letter of Credit Banks, Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent for the account of the applicable Letter of Credit Bank at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this
Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the applicable Letter of Credit Bank on demand at the rate specified in Section 5.11 for overdue principal on the Loans.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the applicable Letter of Credit Bank and/or the Agent shall notify the Agent and the Banks and the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse any Letter of Credit Bank as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Letter of Credit Bank, such Letter of Credit Bank and/or the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, for the account of the applicable Letter of Credit Bank, at its office listed on Schedule 1, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by such Letter of Credit Bank for federal funds acquired by such Letter of Credit Bank during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including the date such Letter of Credit Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to such Letter of Credit Bank, and the denominator of which is 360. The responsibility of any Letter of Credit Bank to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent or other circumstance whatsoever or any setoff, counterclaim or defense to payment which any of the Borrowers may have or have had against any Letter of Credit Bank, any Bank or any beneficiary of a Letter of Credit. Each of the Borrowers further agrees with the Letter of Credit Banks and the Banks that the Letter of Credit Banks, the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any of the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Letter of Credit Banks, the Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each of the Borrowers agrees that any action taken or omitted by the Letter of Credit Banks, the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of any Letter of Credit Bank, the Agent or any Bank to the Borrowers.

         4.5. RELIANCE BY ISSUER. To the extent not inconsistent with
Section 4.4, any Letter of Credit Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Letter of Credit Bank. The Letter of Credit Banks shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Letter of Credit Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEE. The Borrowers shall pay fees to the Agent (in each case, a "Letter of Credit Fee") with respect to each Letter of Credit outstanding hereunder, in arrears on the last day of each calendar quarter with respect to the immediately preceding calendar quarter, a Letter of Credit Fee calculated at a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans at the date of issuance, extension or renewal of such Letter of Credit multiplied by the face amount of each such Letter of Credit, plus an issuance fee in respect to each Letter of Credit equal to 1/8% on the face amount of each such Letter of Credit (the "Fronting Fee") and the Agent shall in turn remit to each Bank its Commitment Percentage of such Letter of Credit Fee (but not the Fronting Fee which shall be for the account of the issuing Letter of Credit Bank). In respect of each Letter of Credit, the Borrowers shall also pay to the applicable Letter of Credit Bank for such Letter of Credit Bank's own account, at such other time or times as such charges are customarily made by such Letter of Credit Bank, such Letter of Credit Bank's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         4.7. EXISTING LETTERS OF CREDIT. The parties hereto agree that on the Closing Date the existing letters of credit listed on Schedule 4.7 hereto shall be deemed Letters of Credit hereunder and the outstanding unpaid face amount of such existing letters of credit shall be deemed Letters of Credit Outstanding hereunder and the issuer of any such Letters of Credit shall be deemed a Letter of Credit Bank hereunder with regard to such Letters of Credit.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1. CLOSING FEE. The Borrowers agree to pay all fees referred to in the Fee Letter which are payable on the Closing Date in accordance with the terms of the Fee Letter.

         5.2. AGENT AND ARRANGER FEES. The Borrowers agree to pay each of the Agent and the Arranger the fees described in the Agent Fee Letter in accordance with the terms of such Agent Fee Letter.

         5.3. FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks, the Letter of Credit Banks, and/or the Agent, as applicable, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  5.3.2. NO OFFSET, ETC. All payments made by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks, the Letter of Credit Bank and/or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks, the Letter of Credit Bank and/or the Agent to receive the same net amount which the Banks, the Letter of Credit Bank and/or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent (which the Agent will promptly deliver to the affected Bank) certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. This Section 5.3.2 shall survive the termination of the Commitments and the payment of the Obligations.

         5.4. COMPUTATIONS. All computations of interest on the Base Rate Loans, commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365/366 day year and paid for the actual number of days elapsed. All computation of interest with respect to Eurodollar Rate Loans shall, unless otherwise expressly provided herein, be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered prima facie evidence of such outstanding amount.

         5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Bank determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

         5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. In addition, if any of the events contemplated in the first sentence hereof occurs, the Borrowers may require, at their expense (including any assignment fees due pursuant to Section 19.3 hereof), such Bank to assign (in accordance with
Section 19 hereof) all its interests, rights and obligations hereunder (including all of its Commitment, the Loans at the time owing to it, and the Notes held by it to a financial institution specified by the Borrowers (a "Substitute Bank"), provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) the Borrowers shall have received the written consent of Agent which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrowers shall have paid to the assigning Bank all monies then due it under the Loan Documents (including pursuant to this Section 5.6) with the Substitute Bank purchasing for the full face amount thereof all accrued but not yet due Obligations owed such assigning Bank.

         5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank, any Letter of Credit Bank, or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank, any Letter of Credit Bank, or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank, such Letter of Credit Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or to any Letter of Credit Bank or any other amounts payable to any Bank, any Letter of Credit Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank or Letter of Credit Bank, or

            (d) impose on any Bank, any Letter of Credit Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Bank or Letter of Credit Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or issuing any Letter of Credit or such Bank's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest,
            Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                  (iii) to require such Bank, such Letter of Credit Bank or the
            Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, such Letter of Credit Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank, such Letter of Credit Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank, such Letter of Credit Bank or the Agent such additional amounts as will be sufficient to compensate such Bank, such Letter of Credit Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. This Section 5.7 shall survive the termination of the Commitments and the payment of the Obligations.

      5.8. CAPITAL ADEQUACY. If after the date hereof any Bank, any Letter of Credit Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank, such Letter of Credit Bank or the Agent or any corporation controlling such Bank, such Letter of Credit Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's, such Letter of Credit Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank, such Letter of Credit Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's, such Letter of Credit Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank, such Letter of Credit Bank or the Agent, as applicable, may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers and such Bank or Letter of Credit Bank, as applicable, shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrowers and such Bank or Letter of Credit Bank, as applicable, are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or Letter of Credit Bank's reasonable determination, provide adequate compensation. Each Bank or each Letter of Credit Bank shall allocate such cost increases among its customers in good faith and on an equitable basis. This
Section 5.8 shall survive the termination of the Commitments and the payment of the Obligations.

      5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank, any Letter of Credit Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing. In addition, in the event any Bank, or Letter of Credit Bank delivers such a certificate pursuant to this Section 5.9, the Borrowers may require, at their expense, such Bank to assign (in accordance with Section 19 hereof) all its interests, rights and obligations hereunder (including all of its Commitment, the Loans at the time owing to it, and the Notes held by it) to a Substitute Bank, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) the Borrowers shall have received the written consent of the Agent which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrowers shall have paid to the assigning Bank all monies then due it under the Loan Documents (including pursuant to this Section 5.9) with the Substitute Bank purchasing for the full face amount thereof all accrued but not yet due Obligations owed such assigning Bank.

      5.10. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Bank, or Letter of Credit Bank and to hold each Bank or Letter of Credit Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrowers in making a borrowing or conversion or continuation after the Borrowers have given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section
2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. This Section 5.10 shall survive the termination of the Commitments and the payment of the Obligations.

      5.11. INTEREST AFTER DEFAULT.

            5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

            5.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Section 26, bear interest at a rate per annum equal to two percent (2%) above the Base Rate.

      5.12. JOINT AND SEVERAL LIABILITY OF THE BORROWER.

            (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks and the Agent under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

            (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.12), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each of the Borrowers under the provisions of this Section 5.12 constitute the full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this

      Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to any other Borrower.

            (e) Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made or Letters of Credit issued under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Agent, Letter of Credit Banks or the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent, Letter of Credit Banks and the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent, Letter of Credit Banks and the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent, any Letter of Credit Bank or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent, any Letter of Credit Bank or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Agent's duties as secured party under the Loan Documents (as such rights and duties are set forth therein). If for any reason any of the other Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Borrowers by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent, the Letter of Credit Banks and the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 5.12, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 5.12, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this
      Section 5.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 5.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower, or any of the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower, any Letter of

      Credit Bank or any Bank. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from each of the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of each of the other Borrowers and that each such Borrower will look to each of the other Borrowers and not to the Agent, any Letter of Credit Bank or any Bank in order for such Borrower to keep adequately informed of changes in each of the other Borrowers' respective financial conditions.

            (f) The provisions of this Section 5.12 are made for the benefit of the Banks, the Letter of Credit Banks and the Agent and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks, the Letter of Credit Banks or the Agent or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 5.12 will forthwith be reinstated in effect, as though such payment had not been made.

            (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks, the Letter of Credit Banks or the Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash and the Commitment of each Bank has terminated. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks, the Letter of Credit Banks or the Agent hereunder or under any other Loan

      Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash and the Commitment of each Bank has terminated; provided that the Borrowers (other than the Parent) may make payments to the Parent in respect of (i) taxes payable by the Borrowers, and (ii) operating expenses of the Parent incurred for the benefit of its Subsidiaries in the ordinary course of business. If such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the pro rata accounts of the Banks to be applied to repay the Obligations.

                             6. COLLATERAL SECURITY.

      6.1. SECURITY OF BORROWERS. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the Collateral of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which each of the Borrowers is a party.

      6.2. RELEASE OF SECURITY. At the request of the Borrowers, the Agent and the Banks will release their security interests in the Collateral within thirty
(30) days after the Agent and the Banks shall have received from the Borrowers evidence reasonably satisfactory to the Agent and the Banks in all respects (the "Collateral Release Date") of the occurrence of either of the following events:

            (a) the Borrowers shall have achieved a senior debt rating of either BBB-, if rated by Standard & Poor's Rating Group, a Division of McGraw-Hill, Inc., or Baa3, if rated by Moody's Investors Services; or

            (b) commencing with the two quarters commencing December 31, 1998 and March 31, 1999, as of two consecutive fiscal quarter ending dates, the Borrowers, on a consolidated basis, shall have achieved both a (i) Leverage Ratio of less than 3.00:1.00 for the four fiscal quarters ending on each of such two periods, and (ii) a minimum Consolidated EBITDA of $17.5 million for the four fiscal quarters ending on each of such two periods.

                       7. REPRESENTATIONS AND WARRANTIES.

      Each of the Borrowers represents and warrants to the Banks and the Agent as follows:

      7.1. CORPORATE AUTHORITY.

            7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and their Subsidiaries (i) is a corporation or general partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate, partnership or other power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign Person and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries taken as a whole.

            7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate or other organizational authority of such Person, (ii) have been duly authorized by all necessary corporate, partnership or other organizational proceedings (including, without limitation, stockholder and partner consents), (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrowers or any of their Subsidiaries, (iv) do not conflict with any provision of the corporate charter, bylaws, agreement or certificate of limited partnership or other constituent documents of any of the Borrowers or their Subsidiaries, and (v) do not conflict with any agreement or other instrument binding upon, the Borrowers or any of their Subsidiaries.

            7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by any of the Borrowers and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      7.4. FINANCIAL STATEMENTS AND PROJECTIONS.

            7.4.1. FISCAL YEAR. The Borrowers and their Subsidiaries have a fiscal year which is the twelve months ending on December 31 of each calendar year.

            7.4.2. FINANCIAL STATEMENTS.


                  (a) There has been furnished to each of the Banks a
            consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrowers and their Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of any of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto.

                  (b) There has been furnished to each of the Banks a
            consolidated balance sheet of the Borrowers and their Subsidiaries for the January 1, 1998 to March 31, 1998 fiscal quarter, and a consolidated statement of income of the Borrowers and their Subsidiaries for such fiscal quarter. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of any of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto.

            7.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrowers and their Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1998 to 2002 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general business, financial and market conditions used in formulating such projections. To the knowledge of any of the Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein.

      7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of any of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers or any of their Subsidiaries. Since the Balance Sheet Date, the Borrowers have not made any Distribution.

      7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, necessary or adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      7.7. LITIGATION. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any of the Borrowers and their Subsidiaries or materially impair the right of any of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither any of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of the Borrowers or any of their Subsidiaries taken as a whole.

      7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither any of the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter or organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers or any of their Subsidiaries taken as a whole.

      7.10. TAX STATUS. The Borrowers and their Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of any of the Borrowers know of no basis for any such claim. The Borrowing Base Report most recently delivered to the Agent sets forth the amount of reserves established by the Borrowers and each of their Subsidiaries to cover the Borrowers' or Subsidiaries' sales or use tax obligations in each jurisdiction where any of the Borrowers or any of their Subsidiaries is required to pay such taxes. Such reserves are adequate for the payment of all of such obligations.

      7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither any of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any of their Subsidiaries or any rights relating thereto.

      7.14. PERFECTION OF SECURITY INTEREST. At all times prior to the Collateral Release Date, filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in any Collateral (other than Real Estate not subject to Mortgages). Such Collateral and the Agent's rights with respect to such Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of such Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      7.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrowers or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or any of its Subsidiaries is presently a party to any transaction with any of the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      7.16. EMPLOYEE BENEFIT PLANS.

            7.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by
      Section 412 of ERISA. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
      Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            7.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of
      Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I,
      Part 6 of ERISA or the applicable state insurance laws. The Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person other than for claims arising prior to termination.

            7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither any of the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or
      Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each

      Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $4,000,000.

            7.16.4. MULTIEMPLOYER PLANS. Neither any Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither any Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

      7.17. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      7.18. ENVIRONMENTAL COMPLIANCE. Each of the Borrowers represents that:

            (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers or any of their Subsidiaries;

            (b) neither any of the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) except as set forth on Schedule 7.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by any of the Borrowers, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) None of the Borrowers and their Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

      7.19. SUBSIDIARIES, ETC. Schedule 7.19 lists all Subsidiaries of each Borrower. Except as set forth on Schedule 7.19 hereto, none of the Borrowers nor their Subsidiaries is engaged in any joint venture or partnership with any other Person.

      7.20. BANK ACCOUNTS. Schedule 7.20 sets forth the account numbers and location of all Local Accounts and other bank accounts of the Borrowers and their Subsidiaries.

      7.21. YEAR 2000 PROBLEM. The Borrowers and their Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by any of the Borrowers or any of their Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrowers reasonably believe that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrowers or any of their Subsidiaries.

      7.22. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any of the Borrowers or any of their Subsidiaries in the case of any document or information not furnished by any of the Borrowers or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrowers or any of their Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of any of the Borrowers or any of their Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

      7.23. USE OF PROCEEDS. The proceeds of the Loans shall be used to refinance existing Indebtedness and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

      7.24. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a
Section 20 Subsidiary and issued by or for the benefit of any of the Borrowers or any Subsidiary or other Affiliate of any of the Borrowers.

                    8. AFFIRMATIVE COVENANTS OF THE BORROWER.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Note or other Obligation is outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Banks have any obligation to issue, extend or renew any Letters of
Credit:

      8.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      8.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office in 100 Gando Drive, New Haven, Connecticut 06513, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

      8.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Coopers & Lybrand or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Borrowers and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrowers and their Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Agent.

      8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Banks:

            (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries and the consolidating (by GDI, Crown, G&O and corporate entity) balance sheet of the Borrowers and their Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating (by GDI, Crown, G&O and corporate entity) statement of income and consolidating (by GDI, Crown, G&O and corporate entity) statement of cash flow for such year, and all such consolidated statements setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles and, in the case of the consolidated statements, certified without qualification by Coopers & Lybrand or by other independent certified public accountants reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read the relevant sections of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries and the unaudited consolidating (by GDI, Crown, G&O and corporate entity) balance sheet of the Borrowers and their Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating (by GDI, Crown, G&O and corporate entity) statement of income and consolidating (by GDI, Crown, G&O and corporate entity) statement of cash flow for the portion of the Borrowers' (by division and corporate entity); fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of each of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrowers, unaudited monthly consolidated financial statements of the Borrowers and their Subsidiaries for such month and unaudited monthly consolidating (by GDI, Crown, G&O and corporate entity) financial statements of the Borrowers and their Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of each of the Borrowers that the information contained in such financial statements fairly presents the financial condition of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of each of the Borrowers in substantially the form of Exhibit D hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers;

            (f) within seventeen (17) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent;

            (g) within seventeen (17) days after the end of each calendar month, an Accounts Receivable aging report;

            (h) as soon as practicable, but in any event not later than 45 days after request by the Agent made after determining in its discretion that an appraisal or reappraisal of the value of Eligible Fixed Assets of any of the Borrowers or any Subsidiary of the Borrowers is necessary to insure the accuracy of the Borrowing Base, an appraisal or reappraisal, as the case may be, of the value of such Eligible Fixed Assets, which appraisal or reappraisal shall be conducted at the expense of the Borrowers or such Subsidiary by an appraiser selected by the Agent in form and substance satisfactory to the Agent;

            (i) from time to time upon request of the Agent, projections of the Borrowers and their Subsidiaries updating those projections delivered to the Banks and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this
      Section 8.4(i); and

            (j) from time to time such other financial data and information as the Agent or any Bank may reasonably request.

      8.5. NOTICES.

            8.5.1. DEFAULTS. The Borrowers will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

            8.5.2. ENVIRONMENTAL EVENTS. Each of the Borrowers will promptly give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of any of the Borrowers or any of their Subsidiaries, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

            8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. Each of the Borrowers will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the

      Collateral, or the Agent's rights with respect to the Collateral, are subject.

            8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Subsidiaries or to which the Borrowers or any of their Subsidiaries is or becomes a party involving an uninsured claim against the Borrowers or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or any of their Subsidiaries in an amount in excess of $1,000,000.

      8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of their Subsidiaries and will not, and will not cause or permit any of their Subsidiaries to, convert to a limited liability company. Each of the Borrowers
(i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8.6 shall prevent such Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

      8.7. INSURANCE. Each of the Borrowers will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and if provided therein, in accordance with the terms of the Security Agreements. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

      8.8. TAXES. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Borrowers and each Subsidiary of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

            8.9.1. GENERAL. Each of the Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Agent may, at the Borrowers' expense, participate in or observe any physical count of inventory included in the Collateral.

            8.9.2. COLLATERAL REPORTS. No more frequently than two times during each calendar year commencing after the Closing Date, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent, or, if the Agent so elects, will cooperate with the Agent in the Agent's obtaining, a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrowers.

            8.9.3. APPRAISALS. The Borrowers shall deliver to each of the Banks, as soon as practicable, but in any event not later than thirty (30) days after the Closing Date, appraisal reports in form and substance and from appraisers satisfactory to the Agent stating (i) the current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by any of the Borrowers or any of their Subsidiaries and (ii) the current business value of each of the Borrowers and their Subsidiaries. Thereafter, no more frequently than once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent then current appraisal reports in form and substance and from appraisers satisfactory to the Agent. All such appraisals shall be conducted and made at the expense of the Borrowers; provided, however, prior to the occurrence of a Default or an Event of Default the Borrowers shall not be required to pay for more than one appraisal report every two calendar years (excluding the appraisals done prior to the Closing Date).

            8.9.4. ENVIRONMENTAL ASSESSMENTS. The Borrowers shall deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than thirty (30) days after the Closing Date, a copy of a Phase I Environmental Site Assessment consistent with the ASTM Practice E 1527-97 ("ESA") for each of the Mortgaged Properties. The Banks shall have the same rights to rely on the ESAs as the Borrowers. The ESAs must be prepared by an environmental consulting firm approved by the Agent, which approval shall not be unreasonably withheld ("Borrowers' Consultant"). The ESAs shall be prepared at Borrowers' sole cost and expense.

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after a copy of the ESAs are received by the Banks, a copy of a Phase II Subsurface Investigation Report in a scope agreed upon between the Borrowers and the Agent (the Phase
            II), in the event that the Agent deems, in its sole discretion based upon the results of the ESAs, that subsurface investigations are warranted for any or all of the Mortgaged Properties. The Banks shall have the same rights to rely on the Phase IIs as the Borrowers. Any Phase II required by the Agent shall be prepared at Borrowers' sole cost and expense.

                  (c) as soon as practicable, but in any event not later than fifteen (15) days after requested by the Agent, based upon either an ESA or a Phase II, that assessment or remediation work is required at a Mortgaged Property under any Environmental Law or the occurrence of an Environmental Event as set forth in Section 8.5.2 herein, Borrowers shall provide the Banks with a copy of a cost estimate prepared by Borrowers' Consultant for conducting such assessment or remediation, curing such violation or defending such inquiry, proceeding, investigation or other action set forth in
            Section 8.5.2, which estimate shall be reasonably acceptable to the Agent.

                  (d) whether or not an Event of Default shall have occurred, upon the request of the Agent, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrowers.

            8.9.5. COMMUNICATIONS WITH ACCOUNTANTS. If accompanied by a representative of the Borrowers, each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.5.

      8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      8.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch upon request of the Agent, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

      8.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely to refinance existing Indebtedness and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

      8.13. ADDITIONAL MORTGAGED PROPERTY.

      (a) as soon as practicable, but in any event not later than thirty (30) days after the Closing Date, with respect to the property located on Terminal Drive in Lorain, Ohio, the Borrowers shall deliver to the Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with a title insurance policy, evidence of insurance with the Agent named as loss payee and additional insured, legal opinion and other documents and certificates with respect to such real estate as was required for Real Estate of the Borrowers and their Subsidiaries as of the Closing Date. Each of the Borrowers further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

      (b) if, after the Closing Date, the Borrowers or any of their Subsidiaries acquires real estate which in the aggregate is valued at more than $500,000.00 and is used as a manufacturing or warehouse facility, the Borrowers shall, or shall cause such Subsidiary to, forthwith deliver to the Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of the Borrowers and their Subsidiary as of the Closing Date. Each of the Borrowers further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

      8.14. BANK ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrower or such Subsidiary, receive and hold in trust for the Agent and the Banks all payments constituting proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the accounts designated as a central depository account on Schedule 7.20. The Borrowers shall cause each bank or financial institution at which proceeds of Collateral are to be held to enter into an Agency Account Agreement in form and substance satisfactory to the Agent ("Agency Account Agreements"), and the Agent shall have received an Agency Account Agreement executed by each depository institution within sixty (60) days of the Closing Date.

      8.15. EVAP ACQUISITION. Upon completion of EVAP Acquisition, EVAP shall deliver to the Agent a fully executed assumption agreement, together with a Perfection Certificate, filings, assignments, pledges and deposits of all documents necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in any Collateral and legal opinions, all in form and substance satisfactory to the Agent.

      8.16. FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

      9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Note or other Obligation is outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Banks have any obligations to issue, extend or renew any Letters of
Credit:

      9.1. RESTRICTIONS ON INDEBTEDNESS. None of the Borrowers will and none will permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

            (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Borrower or such Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $3,000,000 at any one time (including such Indebtedness under Section 9.1(d) hereof other than obligations under the Demand Promissory Note issued to General Motors Acceptance Corporation on February, 1996 in the principal amount of $5,000,000);

            (d) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto; and

            (e) Indebtedness of a Subsidiary of any of the Borrowers existing on the date hereof to any of the Borrowers;

            (f) Indebtedness of one Borrower to another then existing Borrower; provided that all such intercompany Indebtedness permitted by this
      Section 9.1, and all instruments evidencing any thereof shall be pledged and delivered to the Agent, for the benefit of the Banks and the Agent as security for the Obligations pursuant to the provisions of the applicable Security Documents, and the Agent shall have a first priority perfected lien and security interest therein;

            (g) Indebtedness to the Banks and the Agent arising under any Derivative Contract which purpose is to hedge the Borrowers interest rate risk in connection with the Obligations;

            (h) Indebtedness to the Banks and the Agent arising under any foreign currency exchange not to exceed $5,000,000 which purpose is to hedge the Borrowers currency risk in connection with the Obligations; and

            (i) additional Indebtedness of any of the Borrowers not exceeding $1,000,000 in the aggregate principal amount outstanding at any one time outstanding for all of the Borrowers.

      9.2. RESTRICTIONS ON LIENS. None of the Borrowers will, and none will permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits any of the Borrowers or any of their Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business, provided that the Borrowers or any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

            (a) liens in favor of any of the Borrowers on all or part of the assets of Subsidiaries of any Borrower securing Indebtedness owing by Subsidiaries of any Borrower to any Borrower;

            (b) liens in favor of any of the Borrowers on all or part of the assets of any other Borrower securing Indebtedness owing by any of the Borrowers to any other Borrower;

            (c) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

            (d) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (e) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (f) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

            (g) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such Borrower or such Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers individually or of the Borrowers and their Subsidiaries on a consolidated basis;

            (h) liens existing on the date hereof and listed on Schedule 9.2 hereto;

            (i) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (j) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

            (k) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents; and

            (l) liens securing other Indebtedness permitted by Section 9.1(i).

      9.3. RESTRICTIONS ON INVESTMENTS. None of the Borrowers will, and none will permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

            (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

            (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

            (d) Investments existing on the date hereof and listed on Schedule
      9.3 hereto;

            (e) Investments with respect to Indebtedness permitted by
      Section 9.1(e) so long as such entities remain Subsidiaries of the Borrowers;

            (f) Investments by the Borrowers in Subsidiaries of any of the Borrowers existing on the Closing Date;

            (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

            (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding; and

            (i) additional Investments not to exceed $2,500,000 in the aggregate amount outstanding at any one time for all of the Borrowers;

provided, however, that, with the exception of demand deposits referred to in
Section 9.3(b) and loans and advances referred to in Section 9.3(h), such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

      9.4. DISTRIBUTIONS. None of the Borrowers will make any Distributions except for the following:

            (a) Distributions payable to any of the Borrowers; and

            (b) Distributions in any fiscal year not to exceed in the aggregate $2,000,000; provided, however, the Borrowers may make distributions up to $3,000,000 in the aggregate in any fiscal year if Consolidated Funded Debt to Consolidated EBITDA is less than 3.00 to 1.00.

      9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            9.5.1. MERGERS AND ACQUISITIONS. None of the Borrowers will and none will permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of any of the Borrowers with and into any of the Borrowers so long as such Borrower is the survivor of such merger, or the merger or consolidation of two or more Subsidiaries of any of the Borrowers; provided however, that (a) prior to December 31, 1998 the Borrower may make the EVAP Acquisition and (b) prior to the occurrence of a Default or Event of Default the Borrowers or a Subsidiary may make acquisitions (including, without limitations, mergers or consolidations in which the Borrowers or one of their Subsidiaries is the surviving corporation) so long as (i) the acquired entity conducts the same or similar line of business as the Borrowers in all material respects, (ii) any of the Borrowers shall take title to all of the assets of the acquired entity, (iii) the consummation of the acquisition would not otherwise cause a Default or an Event of

      Default or have caused a Default or Event of Default if such acquisition had occurred during the prior fiscal year and the Borrowers have demonstrated to the reasonable satisfaction of the Agent that after giving effect to such acquisition and the incurrence of Indebtedness in connection therewith, the Borrowers shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 10 recomputed for the most recent month for which information is available and shall be in compliance with all other terms of the Credit Agreement, and (iv) the aggregate total consideration constituting the total purchase price of all assets acquired after the Closing Date does not exceed $5,000,000 per annum.

            9.5.2. DISPOSITION OF ASSETS. None of the Borrowers will, and none will permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (i) the sale of inventory and obsolete equipment in the ordinary course of business; (ii) so long as no Default or Event of Default has occurred and is continuing, the sales of other assets on an arms-length basis for fair value in an aggregate amount not to exceed at any time, 10% of Consolidated Total Assets as of the Balance Sheet Date in the aggregate; so long as not less than 66% of the total consideration received by the Borrowers and their Subsidiaries in connection with such sale is in cash; or (iii) sales of assets with the prior written consent of the Majority Banks; provided, however, after giving effect to such disposition of assets and the prepayment of Indebtedness with the proceeds thereof, the Borrowers shall be in compliance, on a pro forma basis, with the financial covenants, set forth in Section 10 recomputed for the most recent month for which information is available and shall be in compliance with all other terms of the Credit Agreement.

      9.6. SALE AND LEASEBACK. None of the Borrowers will, and none will permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Borrower or Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

      9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Borrowers will, and none will permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law except for violations which do not and would not reasonably be expected to have a materially adverse effect on the business, assets, operations or financial condition of the Borrowers and their Subsidiaries taken as a whole.

      9.8. EMPLOYEE BENEFIT PLANS. Neither any of the Borrowers nor any ERISA Affiliate will

            (a) engage in any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any of the Borrowers or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived, in excess of $4,000,000; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or
      Section 4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $4,000,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 8.16.3.

      9.9. BUSINESS ACTIVITIES. None of the Borrowers will, and none will permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in substantially related businesses.

      9.10. FISCAL YEAR. None of the Borrowers will, and none will permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 7.4.1.

      9.11. TRANSACTIONS WITH AFFILIATES. None of the Borrowers will, and none will permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

      9.12. BANK ACCOUNTS. None of the Borrowers will, and none will permit any of its Subsidiaries to, (i) establish any bank accounts other than those with the Agent and other accounts listed on Schedule 7.20, without the Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (iii) deposit into any of the payroll accounts listed on Schedule 7.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

                    10. FINANCIAL COVENANTS OF THE BORROWER.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Note or other Obligation is outstanding or any Bank has any obligation to make any Loans or any Letter of Credit Bank has any obligation to issue, extend or renew any Letters of Credit:

      10.1. LEVERAGE RATIO.

            (a) Prior to the Collateral Release Date, the Borrowers will not permit the Leverage Ratio for the four consecutive fiscal quarters of the Parent ending during the periods described in the table set forth below to be greater than the ratio set forth opposite such period in such table:

                  Period                                    Ratio
                  ------                                    -----

June 30, 1998                                             4.25:1.00
July 1, 1998 - March 31, 1999                             3.75:1.00
April 1, 1999 - March 31, 2000                            3.50:1.00
April 1, 2000 - March 31, 2001                            3.00:1.00
April 1, 2001 and thereafter                              2.75:1.00

            (b) Following the Collateral Release Date, the Borrowers will not permit as of the last day of any of the Parent's fiscal quarters, the Leverage Ratio for the four fiscal quarters then ended to be greater than
      (i) prior to April 1, 2001, 3:00:1.00, and (ii) April 1, 2001 and
      thereafter 2.75:100.

      10.2. INTEREST COVERAGE RATIO. The Borrowers will not permit the Interest Coverage Ratio for the four fiscal quarters of the Parent ending during the periods described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                  Period                                    Ratio
                  ------                                    -----

June 30, 1998                                              1.50:100
July 1, 1998 - December 31, 1998                          1.70:1.00
January 1, 1999 - June 30, 1999                           2.50:1.00
July 1, 1999 - December 31, 1999                          3.00:1.00
January 1, 2000 and thereafter                            3.50:1.00

      10.3. CAPITAL EXPENDITURES. The Borrowers will not make, or permit any Subsidiary of the Borrowers to make, Capital Expenditures in any fiscal year that exceed, 140% of Depreciation Expense for such fiscal year.

      10.4. LIABILITIES TO WORTH RATIO. The Borrowers will not at any time permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed 1.50 to 1.00.

      10.5. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not at any time permit Consolidated Tangible Net Worth to be less than (i) 90% of Consolidated Tangible Net Worth as of the Balance

Sheet Date plus, (ii) on a cumulative basis, 50% of positive Consolidated Net Income for each Fiscal Year subsequent to the Closing Date plus (iii) 50% of Net Equity Proceeds.

                             11. CLOSING CONDITIONS.

      The obligations of the Banks to make the initial Loans and of the Letter of Credit Banks to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to August 1, 1998:

      11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

      11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its charter documents, bylaws, agreement and certificate of limited partnership or other constituent documents, as applicable, in each case as in effect on such date of certification.

      11.3. CORPORATE, ACTION. All corporate or other action necessary for the valid execution, delivery and performance by each of the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

      11.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Borrower of such Subsidiary, each of the Loan Documents to which such Borrower or such Subsidiary is or is to become a party; (ii) in the case of any Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

      11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

      11.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received (i) from each of the Borrowers and their Subsidiaries a completed and fully executed Perfection Certificate and (ii) the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

      11.7. TAXES. The Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real Estate subject to a Mortgage not delinquent on or before the Closing Date.

      11.8. TITLE INSURANCE. The Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages.

      11.9. LANDLORD CONSENTS. The Borrowers and their Subsidiaries shall have delivered to the Agent all consents required for the Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, and a mortgage of each material leasehold of real property, together in each case with such estoppel certificates as the Agent may request.

      11.10. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

      11.11. BORROWING BASE REPORT. The Agent shall have received from the Borrowers the initial Borrowing Base Report dated as of the Closing Date calculated as of the last day of the month most recently ended.

      11.12. ACCOUNTS RECEIVABLE AGING REPORT. The Agent shall have received from the Borrowers the most recent Accounts Receivable aging report of the Borrowers and their Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrowers shall have notified the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

      11.13. HAZARDOUS WASTE ASSESSMENTS. The Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Agent, covering all Real Estate subject to a Mortgage and all other real property in respect of which any of the Borrowers or any of their Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

      11.14. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of each of the Borrowers dated as of the Closing Date as to the solvency of each of the Borrowers and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

      11.15. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

            (a) Wiggin & Dana, counsel to the Borrowers and their Subsidiaries;

            (b) local counsel, as applicable, in each of Connecticut, Ohio, Mississippi, Mexico and Canada.

      11.16. PAYMENT OF FEES. The Borrowers shall have paid to the Agent the closing fee and the first year's Agent's fee required by the Fee Letter, and the Borrowers shall have complied with all other arrangements set forth in the Fee Letter to be complied with as of the Closing Date. The Borrowers shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent's Special Counsel and local counsel to the Agent in all relevant jurisdictions in connection with the closing of the transactions contemplated hereby.

      11.17. PAYOFF LETTER. The Agent shall have received evidence of payment in full under the Existing Facility and the Borrowers termination of commitments under the Existing Facility.

                        12. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Banks to make any Loan, and of the Letter of Credit Banks to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of any Letter of Credit Bank would make it illegal for such Letter of Credit Bank to issue, extend or renew such Letter of Credit.

      12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      12.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with
Section 8.4(f) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

      13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrowers or any of their Subsidiaries shall fail to pay within five (5) days any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) the Borrowers shall fail to comply with any of its covenants contained in Section 8, 9 or 10 or any of the covenants contained in any of the Mortgages;

            (d) any of the Borrowers or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

            (e) any representation or warranty of any of the Borrowers or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) any of the Borrowers or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness for amounts which individually or in the aggregate equal or exceed $1,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing such Indebtedness for amounts which individually or in the aggregate equal or exceed $1,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) any of the Borrowers or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or any of their Subsidiaries or of any substantial part of the assets of any of the Borrowers or any of their Subsidiaries or shall commence any case or other proceeding relating to any of the Borrowers or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or any of their Subsidiaries and any of the Borrowers or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of the Borrowers or their Subsidiaries that, with other outstanding final judgments, undischarged, against any of the Borrowers or any of their Subsidiaries exceeds in the aggregate $1,000,000;

            (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (k) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $4,000,000, or any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $4,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $4,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (l) any of the Borrowers or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

            (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
      (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Borrowers or any of their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries taken as a whole;

            (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Borrowers or their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries taken as a whole;

            (o) any of the Borrowers or their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of any of the

      Borrower or such Subsidiary included in the Borrowing Base or any assets of any of the Borrowers or their Subsidiaries not included in the Borrowing Base but having a fair market value in excess of $1,000,000;

            (p) AHTP and AHTP II shall at any time, legally or beneficially own less than 100% of the partnership interest in GDI or the Parent shall at any time, legally or beneficially own less than 100% of the stock of AHTP and AHTP II;

            (q) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of any of the Borrowers; or, during any period of twelve consecutive calendar months, individuals who were directors of any of the Borrowers on the first day of such period shall cease to constitute a majority of the board of directors of such Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), the obligation of the Banks to make Loans and to issue Letters of Credit shall be terminated automatically and all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

      13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and to participate in any Letter of Credit not then issued and the Letter of Credit Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and to participate in any Letter of Credit not then issued and the Letter of Credit Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

      13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this

      Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 5.2 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   14. SETOFF.

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of any of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against any of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 15. THE AGENT.

      15.1. AUTHORIZATION.

            (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

            (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

            (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform

      Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

      15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      15.4. NO REPRESENTATIONS.

            15.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers or their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrowers or their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrowers or their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            15.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or Arranger active upon the Borrowers' account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or Arranger to such effect on or prior to the Closing Date.

      15.5. PAYMENTS.

            15.5.1. PAYMENTS TO AGENT. A payment by any of the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrowers as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      15.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

      15.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

      15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.


                        16. EXPENSES AND INDEMNIFICATION.

      16.1. EXPENSES. The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (each of the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with any of the Borrowers or their Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

      16.2. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers or their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers or their Subsidiaries comprised in the Collateral, (iv) any of the Borrowers or their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel if (i) in the written opinion of counsel to the Agent, use of counsel of the Borrowers' choice could reasonably be expected to give rise to a conflict of interest or (ii) the Borrowers shall not have employed counsel reasonably satisfactory to the Agent within reasonable time after notice of the institution of any such litigation or proceeding. If, and to the extent that the obligations of the Borrowers under this Section 16.2 are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

      16.3. SURVIVAL. The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations.

               17. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

      17.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. Each of the Borrowers acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. Each of the Borrowers, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by any of the Borrowers or their Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by any of the Borrowers or their Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

      17.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers and employees, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any of the Borrowers or their Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this
Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to counsel, auditors or accountants, (e) to the Agent, any Bank or any
Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6 or (i) with the consent of the Parent.

      17.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency or any customary examination by bank examiners or other regulatory authorities having jurisdiction over such
Bank) or pursuant to legal process.

      17.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by any of the Borrowers or their Subsidiaries. The obligations of each Bank under this Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to any of the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                         18. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Banks have any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any of the Borrowers or their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or such Subsidiary hereunder.

                        19. ASSIGNMENT AND PARTICIPATION.

      19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) other than assignments from a Bank to its Affiliate, each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000.00 and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

      19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

            (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements referred to in Section 7.4 and Section
      8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

            (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.00.

      19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 20.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrowers.

      19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      19.6. DISCLOSURE. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of any of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or
Section 13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is one of the Borrowers or an Affiliate of one of the Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by one of the Borrowers or any Affiliate of one of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

      19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 and to the other reimbursement and indemnification provisions contained in this Agreement with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      19.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.

      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Borrower, at 100 Gando Drive, New Haven, Connecticut,
      Attention: John C. Martin, III, Chief Financial Officer, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

            (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Richard D. Briggs, Jr., or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

            (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

      THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 26.

                           25. WAIVER OF JURY TRIAL.

      Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers
(i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                    26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the definition of Applicable Margin, the amount of the Commitments of the Banks, the Reduction of the Total Commitment set forth in Section 2.3.2, and commitment fee or Letter of Credit Fees hereunDER may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; without the consent of each Bank, Section 9.5.2 may not be amended to permit additional sales or dispositions of assets in excess of sales and dispositions of assets having a value in excess of $10,000,000 per annum and the Agent shall not release the lien securing the Obligations except to the extent that the Borrowers are permitted to sell or otherwise dispose of such assets; the Maturity Date may not be postponed without the written consent of each Bank; this Section 26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and
Section 16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers shall entitle any of the Borrowers to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.

      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                    TRANSPRO, INC.




                                    By: _____________________________________
                                         Name:
                                         Title:

                                    ALLEN HEAT TRANSFER PRODUCTS, INC.




                                    By: _____________________________________
                                         Name:
                                         Title:

                                    AHTP II, INC.




                                    By: _____________________________________
                                        Name:
                                        Title:

                                    EI ACQUISITION CORP.




                                    By: _____________________________________
                                        Name:
                                        Title:


                                    GO/DAN INDUSTRIES

                                        By: ALLEN HEAT TRANSFER
                                            PRODUCTS, INC., its
                                            Partner




                                        By: _________________________________
                                            Name:

                                            Title:
                                        By: AHTP II, INC., its Partner




                                        By: _________________________________
                                            Name:
                                            Title:



                                    BANKBOSTON, N.A., individually and
                                    as Agent




                                    By: _________________________________
                                        Name:
                                        Title:

                                    PEOPLE'S BANK




                                    By: _________________________________
                                        Name:
                                        Title:


                                    THE BANK OF NEW YORK




                                    By: _________________________________
                                        Name:
                                        Title:


                                    HARRIS TRUST AND SAVINGS BANK




                                    By: _________________________________
                                        Name:
                                        Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO




                                    By: _________________________________
                                        Name:
                                        Title:

                                    NBD BANK, as Letter of Credit Bank
                                    pursuant to Section 4.7




                                    By: _________________________________
                                        Name:
                                        Title: